Exhibit 99.1

Smart & Final Stores, Inc. Reports First Quarter 2018 Financial Results

COMMERCE, Calif. (May 2, 2018) – Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the fiscal first quarter ended March 25, 2018.

First Quarter Highlights:

•                  Net sales increased 5.1% to $1,016.2 million with a comparable store sales increase of 1.2%

•                  Gross margin increased 9.9%

•                  Adjusted EBITDA increased 17.3% to $28.6 million

•                  Net loss of $7.1 million or $0.10 per share

•                  Adjusted net loss of $2.8 million or $0.04 per share

•                  Expanded Smart & Final banner online channels by adding the Shop Smart & Final mobile app

•                  Launching transition of Cash & Carry banner to “Smart Foodservice Warehouse Stores”

“There are a number of performance highlights to note in the quarter, including a year-over-year net sales increase of 5.1% and over 17% growth in adjusted EBITDA” said David Hirz, president and chief executive officer. “Despite continuing promotional activity within the grocery landscape, we were able to improve our gross margin rate driven by maturing new stores, merchandising initiatives aimed at both household and business customers, and the expansion of our marketing channels.  We’ve also been successfully growing our business customer sales, a key differentiator for us in the market.”

Mr. Hirz continued, “E-commerce sales increased over 85%, off a small base, and we have a robust plan for growing our e-commerce capabilities in both banners in 2018, with first quarter accomplishments including the launch of our Shop Smart & Final mobile app. We expect the development of our e-commerce and related offerings will support customer traffic, through both customer acquisition and retention, as adoption of this channel accelerates.  Finally, we’re excited to announce the transition of the Cash & Carry Smart Foodservice banner to “Smart Foodservice Warehouse Stores”, which we believe better supports our brand messaging and value proposition, and reflects how our customers view us in the market.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented EBITDA, adjusted EBITDA, adjusted net loss, adjusted net loss per share, and adjusted net loss per diluted share, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the results below are first presented on a GAAP basis and then on a non-GAAP adjusted basis.

Fiscal First Quarter 2018 Financial Results

Net sales were $1,016.2 million in the 12-week quarter ended March 25, 2018, representing a 5.1% increase as compared to $967.0 million for the same period of 2017. Net sales growth was driven by a 1.2% increase in comparable store sales and by the net sales contribution of new stores. Comparable store sales growth was comprised of a 2.9% increase in comparable average transaction size, partially offset by a 1.7% decrease in comparable transaction count.

Net sales for Smart & Final banner stores were $795.2 million, a 4.0% increase as compared to $765.0 million for the same period of 2017. Comparable store sales growth for the Smart & Final banner was flat in the first quarter.

Net sales for Smart Foodservice Warehouse banner stores were $221.0 million, a 9.4% increase as compared to $202.0 million for the same period of 2017. Comparable store sales growth for the Smart Foodservice Warehouse banner was 5.8% in the first quarter.

Gross margin was $146.3 million, a 9.9% increase as compared to $133.1 million in the first quarter of 2017. Gross margin rate was 14.4% as compared to 13.8% for the same period of 2017.  Gross margin rate in the quarter was supported by our strategic sourcing, merchandising and pricing initiatives.

Operating and administrative expenses were $147.4 million, an 8.7% increase as compared to $135.7 million for the same period of 2017. This increase was related to expenses associated with the effect of higher minimum wages, the 15 new stores that opened following the first quarter of 2017 through the end of the first quarter of 2018 and related support costs.

Net loss was $7.1 million, or $0.10 per share, as compared to a net loss of $4.6 million, or $0.06 per share, for the same period of 2017.

Adjusted net loss was $2.8 million, or $0.04 per share, as compared to an adjusted net loss of $1.5 million, or $0.02 per share, for the same period of 2017.

Adjusted EBITDA was $28.6 million, an increase of 17.3% as compared to $24.4 million for the same period of 2017.

Growth and Development

During the fiscal first quarter of 2018, the Company did not open any new stores.  Similar to 2017, store openings in 2018 are scheduled for the latter half of the year.  As of March 25, 2018, the Company operated a total of 323 stores, including 194 Smart & Final Extra! stores, 66 legacy format Smart & Final stores and 63 Cash & Carry Smart Foodservice stores.

Leverage and Liquidity

As of March 25, 2018, the Company’s debt, net of debt issuance costs, was $687.8 million and cash and cash equivalents were $55.8 million.

For the twelve weeks ended March 25, 2018, the Company generated cash from operations of $18.2 million and invested $29.0 million in capital expenditures, primarily related to the improvement of existing assets.

Outlook

The Company is maintaining the previously issued guidance for the full year ending December 30, 2018:

Net sales growth	4.0% - 5.0%
Comparable store sales growth	1.0% - 2.0%
Unit growth (new stores)	3-5 Smart & Final Extra! stores 3-5 Smart Foodservice Warehouse stores
Relocations of existing stores to Extra! format	2-3 Smart & Final stores
Expansions or conversions of legacy stores to Extra! format	1-2 Smart & Final stores
Adjusted EBITDA	$180 - $190 million
Adjusted net income	$31 - $35 million
Adjusted diluted EPS	$0.42 - $0.47
Capital expenditures (net)	$80 - $90 million
Fully diluted weighted average shares	74 to 75 million

The above guidance includes certain non-GAAP financial measures (namely adjusted EBITDA, adjusted net income and adjusted net income per diluted share), which exclude certain costs and non-cash costs and provide investors with additional financial measures of the expected operating performance of the Company’s business. The primary factors in reconciling these non-GAAP financial measures to comparable GAAP measures include the following: pre-opening costs associated with new stores of approximately $3.8 million, non-cash rent related to stores of approximately $2.9 million, share-based compensation expense of approximately $15.5 million, and $3.9 million of store closure expenses. The other amounts needed to reconcile these non-GAAP financial measures to comparable GAAP measures cannot be quantified and are not available without an unreasonable effort.

Fiscal First Quarter 2018 Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fiscal first quarter 2018 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “For Investors” section of the Company’s web site at www.smartandfinal.com.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 8:00 p.m. Eastern Time, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International) and entering the replay pin number: 13678813. The telephonic replay will be available until 11:59 p.m. Eastern Time, May 16, 2018.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. As of March 25, 2018, the Company operated 323 grocery and foodservice stores under the “Smart & Final,” “Smart & Final Extra!” and “Smart Foodservice Warehouse Stores” banners in California, Oregon, Washington, Arizona, Nevada, Idaho, Montana and Utah, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for over 146 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Investor Relations

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:  press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended
	March 25, 2018	March 26, 2017

Net sales	$1,016,237	$967,017
Cost of sales, buying and occupancy	869,975	833,906
Gross margin	146,262	133,111

Operating and administrative expenses	147,430	135,674
Loss from operations	(1,168)	(2,563)

Interest expense, net	9,251	8,174
Equity in earnings of joint venture	577	167
Loss before income taxes	(9,842)	(10,570)

Income tax benefit	2,748	5,978
Net loss	$(7,094)	$(4,592)

Net loss per share:
Basic	$(0.10)	$(0.06)
Diluted	$(0.10)	$(0.06)

Weighted average shares outstanding:
Basic	72,231,171	72,287,891
Diluted	72,231,171	72,287,891

Smart & Final Stores, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	March 25, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$55,790	$71,671
Accounts receivable, less allowances of $175 and $177 at March 25, 2018 and December 31, 2017, respectively	29,567	33,019
Inventories	287,740	289,712
Prepaid expenses and other current assets	47,926	54,241
Total current assets	421,023	448,643

Property, plant, and equipment:
Land	10,044	10,076
Buildings and improvements	54,771	53,965
Leasehold improvements	350,602	346,181
Fixtures and equipment	428,539	421,912
Construction in progress	15,428	8,242
	859,384	840,376
Less accumulated depreciation and amortization	359,988	338,149
	499,396	502,227

Capitalized software, net of accumulated amortization of $17,991 and $17,325 at March 25, 2018 and December 31, 2017, respectively	25,559	21,984
Other intangible assets, net	360,927	362,536
Goodwill	385,918	385,918
Equity investment in joint venture	15,796	15,380
Other assets	73,456	73,249
Total assets	$1,782,075	$1,809,937

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$220,690	$245,009
Accrued salaries and wages	31,076	36,216
Accrued expenses	107,801	100,639
Current portion of debt, less debt issuance costs	69,613	81,512
Total current liabilities	429,180	463,376

Long-term debt, less debt issuance costs	618,194	617,867
Deferred income taxes	37,793	38,095
Postretirement and postemployment benefits	127,574	127,649
Other long-term liabilities	170,235	159,904

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; Authorized shares – 10,000,000 Issued and outstanding shares – none	–	–
Common stock, $0.001 par value;
Authorized shares – 340,000,000
Issued and outstanding shares - 74,212,215 and 74,120,113 at March 25, 2018 and December 31, 2017, respectively	74	74
Additional paid-in capital	509,654	506,098
Retained deficit	(85,254)	(78,160)
Accumulated other comprehensive loss	(25,375)	(24,966)
Total stockholders’ equity	399,099	403,046
Total liabilities and stockholders’ equity	$1,782,075	$1,809,937

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Twelve Weeks Ended
	March 25, 2018	March 26, 2017

Operating activities
Net loss	$(7,094)	$(4,592)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation	13,880	12,783
Amortization	9,412	8,900
Amortization of debt discount and debt issuance costs	459	445
Share-based compensation	3,285	1,814
Deferred income taxes	(257)	284
Equity in earnings of joint venture	(577)	(167)
(Gain) loss on disposal of property, plant, and equipment	(32)	21
Asset impairment	1,425	325
Changes in operating assets and liabilities:
Accounts receivable, net	3,452	2,663
Inventories	1,972	12,020
Prepaid expenses and other assets	7,520	(11,524)
Accounts payable	(24,319)	(8,453)
Accrued salaries and wages	(5,140)	(487)
Other accrued liabilities	14,209	7,279
Net cash provided by operating activities	18,195	21,311

Investing activities
Purchases of property, plant, and equipment	(25,478)	(24,570)
Proceeds from disposal of property, plant, and equipment	33	1,785
Investment in capitalized software	(3,523)	(4,524)
Other	(19)	(55)
Net cash used in investing activities	(28,987)	(27,364)

Financing activities
Proceeds from exercise of stock options	336	2,335
Payment of minimum withholding taxes on net share settlement of share-based compensation awards	(65)	(106)
Fees paid in conjunction with debt financing	(31)	(31)
Borrowings on bank line of credit	27,000	28,000
Payments on bank line of credit	(39,000)	(22,000)
Cash received from landlord related to financing lease obligations	6,671	-
Stock repurchases	-	(5,995)
Net cash (used in) provided by financing activities	(5,089)	2,203

Net decrease in cash and cash equivalents	(15,881)	(3,850)
Cash and cash equivalents at beginning of period	71,671	54,235
Cash and cash equivalents at end of period	$55,790	$50,385

Cash paid during the period for:
Interest	$1,116	$2,340

Non-cash investing and financing activities
Software development costs incurred but not paid	$2,115	$344
Construction in progress costs incurred but not paid	14,888	11,537
Property acquired through financing lease obligations	232	-

Smart & Final Stores, Inc. and Subsidiaries

Segment Reporting

(In Thousands)

	Smart & Final	Smart Foodservice Warehouse	Corporate / Other	Consolidated
Twelve Weeks Ended March 25, 2018
Net sales	$795,192	$221,045	$-	$1,016,237
Cost of sales, distribution and store occupancy	678,615	189,471	1,889	869,975
Operating and administrative expenses	109,569	17,796	20,065	147,430
Income (loss) from operations	$7,008	$13,778	$(21,954)	$(1,168)

Capital expenditures	$23,859	$1,270	$3,872	$29,001

Twelve Weeks Ended March 26, 2017
Net sales	$764,969	$202,048	$-	$967,017
Cost of sales, distribution and store occupancy	656,792	175,133	1,981	833,906
Operating and administrative expenses	103,906	16,166	15,602	135,674
Income (loss) from operations	$4,271	$10,749	$(17,583)	$(2,563)

Capital expenditures	$20,974	$2,873	$5,247	$29,094

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures (namely EBITDA and adjusted EBITDA, adjusted net income, adjusted net income per share, and adjusted net income per diluted share) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements. The Company defines EBITDA as net income (loss) before depreciation and amortization, interest expense and provision (benefit) for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.  The Company defines adjusted net income (loss) as net income (loss) adjusted for the items set forth in the table below. The Company defines adjusted net income (loss) per share as adjusted net income (loss) divided by the weighted average basic shares outstanding. The Company defines adjusted net income (loss) per diluted share as adjusted net income (loss) divided by the weighted average diluted shares outstanding.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of net loss to EBITDA, adjusted EBITDA and adjusted net loss, and net loss per share to adjusted net income per share and adjusted net loss per diluted share, for the twelve-week period ended March 25, 2018.

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended March 25, 2018	Twelve Weeks Ended March 26, 2017
Net loss	$(7,094)	$(4,592)
Income tax benefit	(2,748)	(5,978)
Loss before income taxes	(9,842)	(10,570)

Adjustments to net loss
Net loss from closed stores and exit costs (a)	91	390
Loss from asset dispositions (b)	1,418	328
Share-based compensation expense (c)	3,285	1,815
Non-cash rent (d)	1,203	1,555
Pre-opening costs (e)	(69)	977
Other items (f)	-	56
Adjusted income tax benefit	1,092	3,935
Adjusted net loss	$(2,822)	$(1,514)

Adjusted Net Loss Per Share

Net loss per share - basic	$(0.10)	$(0.06)
Per share impact of net loss adjustments	0.06	0.04
Adjusted net loss per share - basic	$(0.04)	$(0.02)

Net loss per share - diluted	$(0.10)	$(0.06)
Per share impact of net loss adjustments	0.06	0.04
Adjusted net loss per share - diluted	$(0.04)	$(0.02)

Weighted average shares - basic	72,231,171	72,287,891
Weighted average shares - diluted	72,231,171	72,287,891

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(In Thousands)

	Twelve Weeks Ended March 25, 2018	Twelve Weeks Ended March 26, 2017
Net loss	$(7,094)	$(4,592)
Depreciation and amortization	23,292	21,683
Interest expense, net	9,251	8,174
Income tax benefit	(2,748)	(5,978)
EBITDA	22,701	19,287

Adjustments to EBITDA
Net loss from closed stores and exit costs (a)	91	390
Loss from asset dispositions (b)	1,418	328
Share-based compensation expense (c)	3,285	1,815
Non-cash rent (d)	1,203	1,555
Pre-opening costs (e)	(69)	977
Other items (f)	-	56
Adjusted EBITDA	$28,629	$24,408

(a)  Represents costs associated with store closure and exit costs.

(b)  Represents non-cash loss associated with asset dispositions and impairment charges.

(c)  Represents expenses associated with the Company’s equity-based incentive award program.

(d)  Represents non-cash component of recognized rent expense.

(e)  Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(f)  Represents severance costs in the twelve week fiscal quarter ended March 26, 2017.